Exhibit 10.12
MASTER LEASE AND SUBLEASE AGREEMENT
among
Ark Land Company
Ark Land LT, Inc.
and
Thunder Basin Coal Company, L.L.C.
Triton Coal Company, LLC

 i

7.1 Ad Valorem Lease Lands Taxes	9
7.2 Reclamation, Black Lung and Severance Fees	9
7.3 Black Lung Benefits	9
7.4 Other Assessments	9
7.5 Proof of Compliance	10

Article VIII Insurance and Indemnification	10

8.1 Insurance	10
8.2 Indemnification	10

Article IX Default	10

9.1 Default under Coal Leases	10
9.2 Events of Default	11
9.3 Remedies	11
9.4 No Waiver	11

Article X Assignment	12

10.1 No Further Transfer	12

Article XI Miscellaneous	12

11.1 Notice	12
11.2 Relationship of Parties	12
11.3 Agency	13
11.4 Headings	13
11.5 Applicable Law	13
11.6 Severability	13
11.7 Prior Lease Agreements	13
11.8 Entire Agreement	14
11.9 Counterparts	14
Exhibits and Schedules

Exhibits 1	Map
Schedule A	Coal Leases
Schedule B	Surface Lands
Schedule C	Prior Lease Agreements
ii

MASTER LEASE AND SUBLEASE AGREEMENT
     THIS MASTER LEASE AND SUBLEASE AGREEMENT (“Master Agreement”), dated effective as of April 1, 2005 (“Effective Date”), is by and among Ark Land Company (“Ark”), a Delaware corporation, and Ark Land LT, Inc. (“Ark LT”) a Delaware corporation (Ark and Ark LT are collectively referred to herein as “Land Companies”) and Thunder Basin Coal Company, L.L.C., a Delaware limited liability company (“TBCC”) and Triton Coal Company, LLC, a Delaware limited liability company (“Triton Coal”) (TBCC and Triton Coal are collectively referred to herein as “Operating Companies”).
     WHEREAS, Land Companies are the individual lessees under and pursuant to the coal leases more particularly described on Schedule A hereto, as amended, restated or reissued (“Coal Leases”) insofar as such Coal Leases cover and relate to the lands located in Campbell County, Wyoming, and more particularly described on Schedule A (“Lease Lands”);
     WHEREAS, Ark is the owner of the surface of the lands located in Campbell County, Wyoming, more particularly described on Schedule B hereto (“Surface Lands”);
     WHEREAS, the Coal Leases, the Lease Lands and the Surface Lands are all depicted on the map attached hereto as Exhibit 1;
     WHEREAS, certain of the Parties, individually and jointly, have heretofore entered into various lease and sublease arrangements relating to the Coal Leases and the Surface Lands as more particularly set forth on Schedule C hereto (“Prior Lease Agreements”); and
     WHEREAS, Land Companies and Operating Companies desire to enter into a master agreement replacing the Prior Lease Agreements and granting rights to the coal reserves subject to the Coal Leases and to the Surface Lands in accordance with the terms of this Master Agreement.
     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Land Companies and Operating Companies agree as follows:
ARTICLE I
Definitions
     1.1 Definitions.
     “Ark LT” has the meaning set forth in the preamble of this Agreement.
     “Ark” has the meaning set forth in the preamble of this Agreement.
     “Base Lessors” has the meaning set forth in Section 2.7.
     “Benefits” has the meaning set forth in Section 7.3.

     “Coal Leases” has the meaning set forth in the preamble of this Agreement.
     “Effective Date” is defined in the preamble of this Agreement.
     “Federal Coal Regulations” means the regulations relating to calculation of federal coal royalties set forth in 30 C.F.R. Subchapter A, and specifically 30 C.F.R. Part 206 Subpart F.
     “Land Companies” has the meaning set forth in the preamble of this Agreement.
     “Laws” means any law, statute, code, ordinance, treaty, rule, regulation or ruling.
     “Lease Lands” has the meaning set forth in the preamble of this Agreement.
     “Leased Coal” has the meaning set forth in Section 2.1.
     “Little Thunder Creek Reserves” means all mineable and merchantable coal subject to the Coal Leases described in Part 2 of Schedule A.
     “Master Agreement” has the meaning set forth in the preamble of this Agreement.
     “Mining Rights” has the meaning set forth in Section 2.3.
     “Parties” means Ark, Ark LT, TBCC and Triton Coal, and “Party” refers to one of them.
     “Prior Lease Agreements” has the meaning set forth in the preamble of this Agreement.
     “Production Royalty” has the meaning set forth in Section 4.1(a).
     “Operating Companies” has the meaning set forth in the preamble of this Agreement.
     “Surface Lands” has the meaning set forth in the preamble of this Agreement.
     “TBCC” has the meaning set forth in the preamble of this Agreement.
     “Thundercloud Reserves” means all mineable and merchantable coal subject to the Coal Leases described in Part 1 of Schedule A.
     “Triton Coal” has the meaning set forth in the preamble of this Agreement.
     “Triton Reserves” means all mineable and merchantable coal subject to the Coal Leases described in Part 3 of Schedule A.
ARTICLE II
Grant
     2.1 Demise of Coal Reserves. Subject to the reservations and restrictions contained herein and to the extent, and only to the extent, of Land Companies’ interest in the Coal Leases, Land Companies do hereby sublease and demise unto Operating Companies all of Land Companies’ right, title and interest in and to all of the minable and merchantable coal (“Leased

Coal”) in and underlying the Lease Lands insofar as such right, title and interest are derived from the Coal Leases, together with the exclusive right to mine, store, save, waste, remove, transport, own, sell and market, treat, process, and stockpile the Leased Coal in compliance with the terms of the Coal Leases, as expressly granted in Subsections 2.1(a) and (b) as follows:
          (a) Ark subleases to TBCC all Leased Coal constituting the Thundercloud Reserves subject to the Coal Leases described in Part 1 of Schedule A;
          (b) Ark LT subleases to TBCC all Leased Coal constituting the Little Thunder Creek Reserves subject to the Coal Leases described in Part 2 of Schedule A; and
          (c) Ark subleases to Triton Coal all Leased Coal constituting the Triton Reserves subject to the Coal Leases described in Part 3 of Schedule A.
     2.2 Grant of Surface Rights. Ark hereby leases and demises unto TBCC so much of the Surface Lands as TBCC may require for the execution of the Mining Rights granted pursuant to Section 2.3.
     2.3 Mining Rights. Subject to the reservations and restrictions contained herein and to the extent Land Companies have the power to grant such rights, Land Companies grant unto Operating Companies all rights conveyed by the Coal Leases to Land Companies as are necessary to enable Operating Companies to mine and remove the Leased Coal covered by the rights granted under Section 2.1, including, without limitation, the following (“Mining Rights”):
          (a) The right to mine the Leased Coal by strip, open pit, underground, auger, borehole, drilling, and in-situ solution method, together with all rights-of-way, easements and servitudes as may be necessary, useful or convenient for such purposes, and the right of ingress and egress therefore; and
          (b) The right to construct, use, maintain, repair, replace and relocate any and all facilities and structures on and in the Surface Lands as may be necessary, useful or convenient in connection with such operations on the Surface Lands, including but not limited to buildings, roads, railroads, pits, tailing ponds, piles or waste earth, waste dumps, ditches, drains, pumping stations, boreholes, drill holes, tanks, dams, wells, reservoirs, ponds or other alterations, coal stock piles, pipelines, telephone lines, utility lines, power lines, processing facilities, and plants, shops, and transportation facilities and other utilities, and the maintenance thereof, and all rights-of-way, easements and servitudes as may be necessary, useful or convenient for such purposes, and the right to ingress and egress therefore; and
          (c) The right to use and destroy so much of the surface and subsurface of the Surface Lands as may be found necessary, useful, convenient or incidental for carrying out the purposes of this Master Agreement, without being required to leave or provide subjacent or lateral support for the overlying strata or surface or anything thereon, therein or thereunder.
     2.4 Acceptance. Operating Companies accept this Master Agreement with the understanding that the rights and privileges granted hereunder are and shall be construed as limited to only such rights and privileges as Land Companies possess and have the lawful right to lease, sublease or otherwise grant to Operating Companies. Operating Companies acknowledge that they have inspected, are satisfied with and accept the Lease Lands and the Surface Lands in their existing condition, which includes any limitations of the area involved. It shall be the sole responsibility of Operating Companies to ascertain the accurate boundary lines of the Lease Lands and the Surface Lands before conducting any mining operations therein.
     2.5 No Warranty.
          (a) LAND COMPANIES MAKE NO IMPLIED OR EXPRESS WARRANTY OR REPRESENTATION CONCERNING THE EXISTENCE, QUANTITY, QUALITY, MINABILITY OR MERCHANTABILITY OF THE LEASED COAL UNDERLYING THE LEASE LANDS OR TITLE THERETO, AND OPERATING COMPANIES ACKNOWLEDGE AND AGREE THAT NO REPRESENTATIONS, STATEMENTS OR WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY OR ON BEHALF OF LAND COMPANIES REGARDING THE LEASE LANDS OR THE SURFACE LANDS, THEIR CONDITION, THE USE OR OCCUPATION THAT MAY BE MADE THEREOF OR THE INCOME THEREFROM.
          (b) Land Companies do not make, and shall not be deemed to have made, any representations or covenants, express or implied, as to the title of the Leased Coal, the Lease Lands, the Surface Lands or Land Companies’ right to sublease the Leased Coal.
     2.6 Incorporation by Reference. All of the provisions of the Coal Leases are incorporated by reference as if fully set forth herein. In addition, all Laws applicable to the Coal Leases and to this Master Agreement or to the operations on the Lease Lands and the Surface Lands, in force from and after the Effective Date, and as and when changed and to the extent applicable to the Coal Leases and this Master Agreement, are incorporated by reference herein. Changes in laws which affect a change in the Coal Leases shall be deemed to constitute a corresponding change in this Master Agreement.
     2.7 Limitations. This Master Agreement is made subject to the Coal Leases and to all limitations, reservations and exceptions specified therein and to all other deeds, easements and conveyances of public record and to such easements as are apparent by visible inspection of the Lease Lands and the Surface Lands. The rights herein granted to Operating Companies are subject to the limitation of Land Companies’ power to grant same and to such rights as Land Companies possess by virtue of the Coal Leases. Land Companies make no representation or warranty that (i) Land Companies or the lessors of the Coal Leases (“Base Lessors”) have good and marketable title to the Leased Coal, or that (ii) the rights herein granted to Operating Companies are sufficient to enable Operating Companies to conduct the mining operations contemplated by Operating Companies.
     2.8 Obligations under the Coal Leases.
          (a) From and after the Effective Date, TBCC, for and on behalf of Triton Coal as to the Triton Reserves and for and on behalf of itself with respect to the Thundercloud Reserves and the Little Thunder Creek Reserves, assumes all the obligations of Land Companies under the Coal Leases (excluding any bonus bid obligations payable under the Coal Lease covering and relating to the Little Thunder Creek Reserves), including without limitation production obligations, provided, however, that the obligation to pay rentals, and minimum and production royalties shall be rendered directly to Land Companies. Land Companies recognize TBCC as the principal Party obligated for all covenants hereunder and, notwithstanding terms referencing Operating Companies, shall look to TBCC for performance of all such obligations.
          (b) Payments due the Base Lessors pursuant to the Coal Leases shall be made by Operating Companies directly to the Land Companies, and upon such payment by Operating Companies to Land Companies, Land Companies shall have full liability therefore, provided, that upon failure by Operating Companies to make such payment Land Companies shall have the right, but not the obligation, to make the required payments to maintain the Coal Leases in good standing.
          (c) Operating Companies covenant and agree to comply with all terms and conditions of the Coal Leases.
          (d) Except as otherwise required of Operating Companies by this Master Agreement, Land Companies shall maintain the Coal Leases in full force and effect, and shall not amend, modify, supplement or terminate the Coal Leases, or waive the terms thereof, or further convey, transfer, assign or sublease any portion of the Lease Lands or the Surface Lands without the prior written consent of Operating Companies. Land Companies shall give to Operating Companies, as their respective rights may pertain to the Coal Leases, a copy of each notice of default or other material notices given to Land Companies by the Base Lessors relating to the Coal Leases. Operating Companies shall have the right to cure any defaults under the Coal Leases.
     2.9 Compliance with Terms of Coal Leases. Notwithstanding anything therein to the contrary, in mining and removing the Leased Coal and in exercising the Mining Rights hereunder, Operating Companies shall be limited to the exercise of the rights and privileges specifically authorized by the Coal Leases and any other instruments by which Land Companies acquired their title or interest. Operating Companies shall comply with all terms and conditions thereof as if such terms had been specifically set forth in this Master Agreement.
     2.10 Reservations.
          (a) Land Companies except and reserve the entire ownership and control of the Lease Lands and the Surface Lands not herein specifically granted to Operating Companies. Without limiting the generality of the foregoing, Ark shall have the following rights: (i) the exclusive use of the Surface Lands not required by TBCC for its mining operations, including the right to grant farm leases, commercial, residential or mineral leases to third parties; (ii) the right to the non-exclusive use of existing roads, roads hereafter constructed by TBCC and the right to construct and maintain new roads; (iii) the non-exclusive right to construct, operate and maintain any and all types of pipe, power, transportation and communication lines, or the equivalent thereof, on and through the Lease Lands; and (iv) the right to conduct or cause to be conducted coalbed methane development operations on the Lease Lands and the Surface Lands.
          (b) Land Companies shall exercise the reserved rights in such way as not unreasonably to interfere with and in such a way as to minimize the inconvenience to the mining operations of the Operating Companies hereunder. In the exercise of all reserved rights Land Companies shall comply with (i) the terms and provisions of all laws, rules and regulations of any government or agency having jurisdiction of the Lease Lands, the Surface Lands and any operations of Land Companies and (ii) any and all permit and bonding requirements of Land Companies governing the operations of Land Companies on the Lease Lands or the Surface Lands.
     2.11 No Cross Conveyance.
          (a) Notwithstanding anything herein to the contrary, nothing in this Master Agreement shall result in, nor shall it be construed to represent, a conveyance or grant by or among the Parties constituting the Land Companies of any rights in or to the Coal Leases or Lease Lands and all such rights shall be maintained separate and distinct as such rights are held prior to the Effective Date.
          (b) Except as expressly provided herein, nothing in this Master Agreement shall result in, nor shall it be construed to represent, a conveyance or grant to the Parties constituting the Operating Companies of undivided interests in and to the Coal Leases or Lease Lands and all such rights under this Master Agreement shall be maintained separate and distinct as such rights are specifically granted hereunder.
ARTICLE III
Term
     3.1 Term. The term of this Master Agreement shall begin on the Effective Date, and (i) with respect to the Leased Coal shall run for a period concurrently with the terms of the Coal Leases insofar as such leases cover and relate to their respective portions of the Lease Lands, and (ii) with respect to the Surface Lands shall run for a period until all reclamation activities (including release of all applicable reclamation bonds) are completed for the Surface Lands, provided that unless agreed to in writing among the Parties the term of this Master Agreement shall not extend beyond a period of fifty (50) years from the Effective Date. This Master Agreement shall be subject to the right of the Base Lessors to readjust the terms and conditions of the Coal Leases as otherwise provided in the Coal Leases agreements and by applicable laws, rules and regulations. The Parties acknowledge and agree that this Master Agreement may terminate with respect to portions of the Lease Lands without termination of the entire Master Agreement.
ARTICLE IV
Royalties
     4.1 Land Companies’ Production Royalty.
          (a) From and after the Effective Date, Operating Companies shall pay to Land Companies an overriding production royalty (“Production Royalty”) equal to seven percent (7%) of the value of Leased Coal mined and removed from the Lease Lands and calculated pursuant to the Federal Coal Regulations.

          (b) Payment of the Production Royalty shall be made within thirty (30) days after each calendar month during which Leased Coal was mined and shipped from the Lease Lands and shall be made by payment to Land Companies at the address shown herein.
          (c) Unless otherwise provided in any of the Coal Leases, in which case the provisions of such Coal Leases shall govern, weights of Leased Coal shall be determined by the most modern and equitable means available, as determined by Operating Companies but subject to the prior approval of Land Companies.
          (d) With each month payment of Production Royalty, Operating Companies shall furnish to Land Companies’ engineer written reports for all Leased Coal mined and removed from the Lease Lands. Operating Companies shall provide Land Companies with copies of all mining and production reports required by the Coal Leases or Base Lessors.
          (e) All credit balances and outstanding advances existing under the Prior Lease Agreements as of the Effective Date relating to the Leased Coal shall survive termination under Section 11.7 and are hereby expressly assumed and ratified by the Parties. Any such credit balances or outstanding advances may be offset against Production Royalty obligations under this Master Agreement between the Parties.
     4.2 Royalties Payable under Coal Leases. In addition to Production Royalty, Operating Companies shall pay to Land Companies all rentals, minimum and production royalties and overriding royalties (excluding any bonus bid obligations payable under the Coal Lease covering and relating to the Little Thunder Creek Reserves) due and payable under and required by the terms and conditions of the Coal Leases and applicable laws, rules and regulations governing the Coal Leases.
ARTICLE V
Operations
     5.1 Diligent Operations. Operating Companies shall conduct their operations on the Lease Lands in compliance with all applicable terms of the Coal Leases and, unless a higher standard is set forth in any such Coal Lease, in a diligent and workmanlike manner, so as to mine and produce coal from the Lease Lands in a logical sequence according to a reasonable system and plan of mining, consistent with the safety and preservation of the Lease Lands as a coal mining operation, with due regard for future mining operations upon the Lease Lands, and so as to permit the eventual recovery of all coal which is recoverable with good mining practices and techniques in use on the date mining operations are conducted pursuant to this Master Agreement.
     5.2 Compliance with Laws. Operating Companies shall comply with all federal, state and local laws, ordinances, rules and regulations pertaining to its operations under this Master Agreement or applicable to the Lease Lands by virtue of said operations.
     5.3 Permits and Bonds. Operating Companies, at Operating Companies’ cost and expense, shall obtain any and all required and necessary licenses, permits and bonds and shall be bound by the terms thereof and shall perform work in accordance therewith. Operating Companies shall provide copies of permits and bonds to Land Companies at Land Companies’

written request. Operating Companies shall have full responsibility therefore, including all requisite reclamation work and mine site reclamation work, and Operating Companies shall pay all fees, fines and assessments related thereto. Upon completion of mining operations upon the Lease Lands and Surface Lands pursuant to this Master Agreement, Operating Companies shall complete all required reclamation upon the Lease Lands and Surface Lands in full compliance with all then applicable lease terms, permit requirements and applicable law. Unless otherwise provided in any applicable Coal Lease, Operating Companies shall have the right to reenter the Lease Lands and Surface Lands after termination of this Master Agreement for the purpose of performing or completing such reclamation.
ARTICLE VI
Maps And Records
     6.1 Compliance with Terms of Applicable Coal Leases. Operating Companies acknowledge that each of the Coal Leases contains certain provisions requiring the Land Companies to furnish to the Base Lessors mine plans, progress maps, surveys and other maps of mining operations. No later than twenty (20) days prior to the date on which Land Companies are required to furnish any such mine plan, progress map, survey or other map to a Base Lessors under any Coal Lease, Operating Companies shall furnish to Land Companies the required mine plan, progress map, survey or other map in the form specified under the terms and provisions of such Coal Lease.
     6.2 Annual Mine Plan. Operating Companies shall furnish to Land Companies on or before January 1 of each calendar year, a detailed plan for all mining operations to be conducted upon the Lease Lands which shall show, inter alia, the mines to be opened and developed, the mine openings, entries, loading points, surface uses and surface areas to be disturbed, buildings and other structures or facilities to be erected, plans for reclamation of areas to be disturbed, and other relevant plans for mining the Leased Coal and developing the Lease Lands. Operating Companies shall use their commercially reasonable efforts to conduct operations in accordance with such mine plan.
     6.3 Progress Maps. In addition to the mine plans, progress maps, surveys and other maps required to be furnished by Operating Companies, Operating Companies shall furnish to Land Companies on April 15, July 15, October 15, and January 15 of each calendar year mine progress maps on a scale of not more than four hundred feet (400’) to the inch showing for each month in the preceding calendar quarter the progress of Operating Companies’ operations on the Lease Lands sufficient to compute volumes of coal removed in the preceding quarter. Such map shall be made by a competent mining engineer as the work progresses and shall conform in all respects with the requirements of applicable mining law. Such progress maps shall clearly show all Lease Lands lines, lease lines, surface improvements and such natural topography as may require protection.
     6.4 Permit Maps. At the request of the Land Companies, Operating Companies shall furnish to Land Companies true, complete and correct copies of each of the maps required by all governmental agencies within thirty (30) days from the date the maps are finally approved by any such governmental agency.

     6.5 Books and Records. Operating Companies shall keep and cause to be kept complete and accurate records showing the amount and quality of Leased Coal mined from the Lease Lands, the method of recovery and shipment, the amount of Leased Coal consumed on or off the Lease Lands without sale, and the sales price of all Leased Coal mined and sold or consumed from the Lease Lands.
     6.6 Designated Office of Land Companies. Mine plans, progress maps, surveys and other information to be furnished to Land Companies pursuant to this Article VI shall be delivered to offices at Ark Land Company, One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attention: Engineer, or such other place as Land Companies may from time to time designate in writing.
     6.7 Inspections. Land Companies, their agents, engineers or other persons in their behalf shall have the right, but not the obligation, to enter the Lease Lands at all reasonable times during standard business hours to inspect and examine the Lease Lands or any part thereof, select samples of coal, survey or measure the seam or any part thereof, for any lawful purpose. Without limiting the generality of the foregoing, Land Companies may make volumetric measurements of the Lease Lands for the purpose of determining the actual amount of coal mined and removed therefrom.
     6.8 Audit. Land Companies, their agents, engineers, accountants, lawyers or other persons on its behalf, may, at all reasonable times during standard business hours, perform audits to verify information and data of Operating Companies concerning the Lease Lands and the Leased Coal removed therefrom.
ARTICLE VII
Taxes and Assessments
     7.1 Ad Valorem Lease Lands Taxes. Operating Companies shall pay all real Lease Lands taxes, ad valorem taxes, unmined mineral taxes, and all other similar taxes, levies, assessments, fees and other charges imposed by any government having authority to impose same upon the Lease Lands, the Leased Coal in place and all fixtures, improvements, buildings, structures, machinery, equipment and other personal property located on the Lease Lands.
     7.2 Reclamation, Black Lung and Severance Fees. Operating Companies shall pay all taxes and assessments relating to reclamation, black lung, and severance taxes imposed by any government having authority to impose same.
     7.3 Black Lung Benefits. Operating Companies guarantees the payment of all benefits required to be paid pursuant to the Black Lung Benefits Act, Title IV of the Federal Mine Safety and Health Act of 1977, 30 U.S.C. 901 et. seq., and the Internal Revenue Code, 26 U.S.C. 1 et. seq., Black Lung Benefits Reform Act of 1977 (P.L. 95-239), Black Lung Benefits Revenue Act of 1981, and the Black Lung Benefits Amendments of 1981 (P.L. 97-110), 95 Stat. 1635, as now or hereafter amended, and all rules and regulations adopted pursuant thereto (collectively the “Acts” and the benefits payable pursuant thereto the “Benefits”).
     7.4 Other Assessments. Operating Companies shall pay all contributions, levies, taxes, or other sums, by whatever name called, for which Land Companies might otherwise be or become liable with reference to all wages or other sums paid employees of Operating Companies whose labor enters into the production, shipment, or sale of coal or any goods, wares, merchandise, or materials of any kind whatsoever produced under this Master Agreement in all cases where such contributions, levies, taxes, or other sums are or shall be required to be paid under any federal or state Unemployment or Social Security Act, by whatever name called, and to hold Land Companies harmless against any federal or state claims whatsoever fixed or levied with reference to the wages of employees of Operating Companies.
     7.5 Proof of Compliance. Upon request, Operating Companies shall furnish immediately copies of all statements, receipts, or other information pertaining to any taxes, benefits, assessments or other fees required to be paid by Operating Companies pursuant to this Article VII showing the type of tax, benefit, assessment or fee, the amount thereof, to whom paid, and the basis for same. If any such tax, benefit, assessment or other fee is assessed in the name of the Land Companies or is paid by Land Companies, Operating Companies shall promptly repay Land Companies the amount thereof upon receipt of a statement therefore.
ARTICLE VIII
Insurance and Indemnification
     8.1 Insurance. Operating Companies shall, at all times during the term of this Master Agreement, or any extension hereof, maintain, or cause to be maintained, in effect general liability insurance for personal injury and damage to the Lease Lands or the Surface Lands, as well as insurance covering Operating Companies’s contractual obligations of indemnification hereunder, with companies and in amounts satisfactory to Land Companies.
     8.2 Indemnification. Operating Companies shall indemnify and hold Land Companies harmless against any and all liabilities, demands, losses, claims and damages of any kind, whether on account of injuries to or the death of any person or persons, damage to or loss of Lease Lands or the Surface Lands, violation of law or regulation, or otherwise arising out of or attributed, directly or indirectly, to Operating Companies’s operations hereunder or Operating Companies’s use or enjoyment of the Lease Lands or the Surface Lands, together with any and all costs and expenses including attorneys’ fees that may be incurred by Land Companies in connection therewith. Operating Companies shall further be liable to and shall indemnify and hold Land Companies harmless from and against any and all liabilities, demands, losses, claims and damages of any kind arising from or in any way connected with a breach of any covenant, representation, warranty or other term of this Master Agreement.
ARTICLE IX
Default
     9.1 Default under Coal Leases. If (i) Operating Companies fail to comply with any obligation for the payment of money under the Coal Leases, or (ii) Operating Companies fail to comply with any material non-monetary obligation under the Coal Leases which failure would be a cause for termination or cancellation of the Coal Leases by the Base Lessors; or (iii) Land Companies or Operating Companies receive a notice of default from the Base Lessors or a notice specifying facts or circumstances which with the giving of notice, the passage of time, or both may become a default attributable to Operating Companies under the Coal Leases, Land

Companies shall have the immediate right, but not the obligation, to take whatever action is needed to cure, or to commence to cure such non-compliance, or threatened default. Operating Companies shall indemnify Land Companies for all costs incurred by Land Companies in curing or attempting to cure such non-compliance or default. Land Companies shall have no obligation to Operating Companies of any sort whatsoever for failure to cure any default Land Companies may attempt to cure, for failure or refusal to attempt to cure a default, for an incomplete cure of a default, or for abandonment of an attempt to cure a default.
     9.2 Events of Default. The following shall constitute events of default:
          (a) Operating Companies shall fail to make any payment of Production Royalty when the same shall become due and such failure shall continue unremedied for a period of ten (10) days after notice by Land Companies.
          (b) Operating Companies shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after notice thereof by Land Companies, unless such failure is of such nature that it is susceptible of cure but with due diligence cannot be cured with such 30-day period in which event Operating Companies shall have such additional time as may be required to cure the same with such diligence and continuity as shall be reasonably satisfactory to Land Companies.
          (c) Any appointment shall be made, with or without the consent of Operating Companies, or a receiver, trustee, or liquidator of Operating Companies for a substantial part of its properties or any proceedings shall be commenced by or against Operating Companies for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustments of indebtedness or reorganizations, unless such appointment or proceedings shall have been dismissed or nullified within sixty (60) days after such appointment or sixty (60) days after such proceedings shall have been commenced, whichever shall be earlier.
     9.3 Remedies. Upon the occurrence of any event of default and at any time thereafter so long as the same shall be continuing, Land Companies may, at their option, (a) declare a forfeiture of all right, title and interest of Operating Companies to all or a portion of the Lease Lands or the Surface Lands, regardless of the adequacy of any remedy at law for monetary damages, or (b) seek any other remedy, including injunctive relief, available at law or in equity. The Parties acknowledge and agree that this Master Agreement may be partially forfeited or terminated as to a portion of the Lease Lands or the Surface Lands without forfeiture or termination of the entire Master Agreement.
     9.4 No Waiver. No failure or failures to exercise any right by either Party under this Master Agreement shall be deemed to be a waiver or bar to the subsequent exercise or enforcement by such Party of any provision of this Master Agreement or any right of such Party hereunder.

ARTICLE X
Assignment
     10.1 No Further Transfer. Operating Companies shall not assign in whole or in part, this Master Agreement or the estate created hereby or any interest therein, or relinquish possession of the Lease Lands, the Surface Lands or any part thereof or interests therein without first obtaining the consent in writing of Land Companies thereto. No such assignment, and no consent to any assignment by Land Companies in writing or otherwise, shall operate to release Operating Companies or their assignees (or other transferees) from securing the prior written consent of Land Companies as herein required to any other or further assignment.
ARTICLE XI
Miscellaneous
     11.1 Notice. The giving of any notice to, or the making of any demand under the provisions hereof, by either Party to the other, shall be sufficient, if such notice or demand by either delivering the same in person or in writing and mailed to the Parties at:
          If to Land Companies:
Ark Land Company
One CityPlace Drive, Suite 300
St. Louis, MO 63141
Attention: President
          If to Operating Companies:
Thunder Basin Coal Company, L.L.C.
One CityPlace Drive, Suite 300
St. Louis, MO 63141
Attention: President
Either Party may by such notice designate a different addressee to whom or address to which any such notice shall be sent.
     11.2 Relationship of Parties. This Master Agreement does not empower Land Companies to make any decisions and Land Companies hereby expressly waive and disclaim any right to exercise any supervision, operation or control with respect to the terms and conditions under which the Leased Coal is extracted or prepared, such as, but not limited to, the manner of extraction or preparation or the amount of such coal to be produced. The Parties hereto do acknowledge, however, that Land Companies have reserved certain rights and have imposed certain requirements under the terms of this Master Agreement solely for the purpose of preventing waste and protecting the reserved rights of the Land Companies. Notwithstanding anything in this Master Agreement to the contrary, it is expressly understood, stipulated, and agreed that the relationship between Land Companies and Operating Companies shall be that of landlord and tenant. Nothing herein shall be construed or interpreted to establish between Land Companies and Operating Companies a relationship of partners, joint venturers, principal and agent, vendor and purchaser, or any other relationship except that of landlord and tenant.

     11.3 Agency.
          (a) Ark LT hereby unconditionally appoints, designates and grants full authority to Ark as its sole and exclusive agent to act for and on behalf of Ark LT for all purposes under this Master Agreement. Operating Companies are authorized to rely upon written instructions, notices and decisions by Ark for and on behalf of Land Companies hereunder unless otherwise properly notified in writing by Land Companies that Ark has been replaced or that the agency has been revoked or modified. All payments required under this Master Agreement shall be made to Ark and Land Companies shall be responsible for making all allocations, contributions or payments among Land Companies as Land Companies deem appropriate and necessary to reflect their individual rights and interests in and to the Coal Leases, the Lease Lands and the Surface Lands. Land Companies, at their sole discretion, may enter into separate agreements to effectuate the terms of this Master Agreement.
          (b) Triton Coal hereby unconditionally appoints, designates and grants full authority to TBCC as its sole and exclusive agent to act for and on behalf of Triton Coal for all purposes under this Master Agreement. Land Companies are authorized to rely upon written instructions, notices and decisions by TBCC for and on behalf of the Operating Companies hereunder unless otherwise properly notified in writing by the Operating Companies that TBCC has been replaced or that the agency has been revoked or modified. Operating Companies, at their sole discretion, may enter into separate agreements to effectuate the terms of this Master Agreement.
          (c) Except as expressly provided in Section 11.7, nothing in this Section 11.3 shall, nor shall it be interpreted to, amend, modify or waive any provision of existing permits, agreements, licenses or authorizations relating to the operation, ownership or use of the Lease Lands or Surface Lands.
     11.4 Headings. The titles preceding the text of the provisions of this Master Agreement are inserted solely for convenience of reference and shall not constitute a part of this Master Agreement or affect its meaning, construction or effect.
     11.5 Applicable Law. This Master Agreement shall be construed and governed under the internal laws of the State of Wyoming.
     11.6 Severability. In the event any provision of this Master Agreement conflicts with the law under which it is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Master Agreement, such provision shall be deleted from the Master Agreement, and the Master Agreement shall be construed to give effect to the remaining provisions hereof.
     11.7 Prior Lease Agreements. Effective as of the Effective Date and subject to Section 4.1(e), the Parties hereby terminate the Prior Lease Agreements and replace the business arrangements created by the Prior Lease Agreements by and among the Parties with the transactions contemplated by this Master Agreement, it being the intent that with respect to the Coal Leases, the Lease Lands and the Surface Lands, the Parties shall be governed by the terms and conditions of this Master Agreement as of the Effective Date and that the business relationships between and among the Parties remain seamless so that there shall be no gap between the termination of the Prior Lease Agreements and this Master Agreement.
     11.8 Entire Agreement. This Master Agreement sets forth the entire agreement and understanding of the Parties in respect to the transactions contemplated hereby. All prior leases and subleases, licenses arrangements and understandings of the Parties relating to the Leased Coal and Lease Lands, including without limitation the Prior Lease Agreements, are hereby superseded, and except as otherwise provided herein this Master Agreement may not be modified or changed in whole or in part other than by Land Companies and Operating Companies in writing signed by the Parties hereto or their respective successor or assigns.
     11.9 Counterparts. This Master Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Master Agreement to be effective for all purposes as of the Effective Date.

LAND COMPANIES

Ark Land Company
/s/ Douglas M. Downing

By:	Douglas M. Downing

Its:	Vice President

Ark Land LT, Inc.
/s/ Douglas M. Downing

By:	Douglas M. Downing

Its:	Vice President

OPERATING COMPANIES

Thunder Basin Coal Company, L.L.C.
/s/ Paul A. Lang

By:	Paul A. Lang

Its:	President

Triton Coal Company, LLC
/s/ Paul A. Lang

By:	Paul A. Lang

Its:	President

SCHEDULE A
TO
MASTER AGREEMENT
Coal Leases
Part 1: Thundercloud Reserves

Lease	Property Control No.	Date	Base Lessor	Original Lessee	Current Lessee	Lease Lands		Base Lessor Royalty

Federal Coal Lease WYW-136458	BT-120	1/1/99	United States of America	Ark Land Company	Ark Land Company	T43N, R70W, 6th PM		12.5%
						Section 4:	W/2 of Lots 8, 9, 16 and 17;
						Section 5:	Lots 5-20;
						Section 6:	Lots 8-23;
						Section 7:	Lots 5-7, N/2 of Lot 8, Lots 9-12, N/2 and SE/4 of Lot 13, NE/4 of Lot 19;
						Section 8:	Lots 1-16;
						Section 9:	W/2 of Lots 4, 5 and 12, Lots 13-14.
T43N, R71W, 6th PM
						Section 1:	Lots 5-15, N/2 of Lot 16, Lots 17-19, SE/4NE/4;
						Section 12:	Lots 1, NE/4 of Lot 2.

Part 1: Thundercloud Reserves

Lease	Property Control No.	Date	Base Lessor	Original Lessee	Current Lessee	Lease Lands	Base Lessor Royalty

Federal Coal Lease WYW-149516	BT-133		Jacobs Land & Livestock Company (Sublessor)		Ark Land Company (Sublessee)	T43N, R70W, 6th PM That part of the east half of lots 8, 9, 16 and 17 of Section 4, which is west of a line running north-south along Wyoming State Plane (East Zone, NAD 1927) coordinate E470, 536.83, with an area of 15.07 acres more or less, and;	12.5%

Federal Coal Lease WYW-148123	BT-133		Jacobs Ranch Coal Company (Sublessor)		Ark Land Company (Sublessee)	That part of the east half of lots 4, 5 & 12 of Section 9, which is west of a line running north-south along Wyoming State Plane (East Zone, NAD 1927) coordinate E470, 536.83, with an area of 14.14 acres more or less.	12.5%

Part 2: Little Thunder Creek Reserves

Lease	Property Control No.	Date	Base Lessor	Original Lessee	Current Lessee	Lease Lands		Base Lessor Royalty

Federal Coal Lease WYW-150318	BT-270	3/1/05	United States of America	Ark Land LT, Inc.	Ark Land LT, Inc.	T44N, R71W, 6th PM		12.5%
						Section 35:	Lots 1-16
T43N, R71W, 6th PM
						Section 1:	S/2 of Lot 16;
						Section 2:	Lots 5-20;
						Section 11:	Lots 1-16;
						Section 12:	W/2 and SE/4 of Lot 2, Lots 3-16;
						Section 13:	Lots 1-16;
						Section 14:	NW/4NW/4, Lots 1-15;
						Section 24:	Lots 1-16;
						Section 25:	Lots 1-16.

Part 3: Triton Reserves

Lease	Property Control No.	Date	Base Lessor	Original Lessee	Current Lessee	Lease Lands		Base Lessor Royalty

Federal Coal Lease W-71692	BT-248	12/1/66	United States of America		Ark Land Company	T42N, R70W, 6th PM		12.5%
						Section 2:	Lots 17, 18;
						Section 3:	Lots 17-20;
						Section 9:	Lots 9, 10, 15, 16;
						Section 10:	Lots 1-16;
						Section 11:	Lots 1-4, 8, 9, SW/4 of Lot 10;
						Section 14:	Lots 1-8;
						Section 15:	Lots 1-8.

Federal Coal Lease WYW-127221	BT-249	1/1/98	United States of America	Triton Coal Company, LLC	Ark Land Company	T42N, R70W, 6th PM		12.5%

						Section 4:	Lots 5-16, 19 and 20;
						Section 5:	Lots 5-16.
T43N, R70W, 6th PM
						Section 32:	Lots 9-16;
						Section 33:	Lots 11-14.

Fee Coal Leases	BT-250-1, 2, 3, 4	Counterpart Leases (William –12/20/79) (Dorthy, Burton and Nancy – 12/27/79)	William E. Reno et ux; Dorothy M. Reno, Burton K. Reno, Jr. et ux, and Nancy Marie Reno	Peabody Coal Company	Ark Land Company	T42N, R70W, 6th PM Section 11: W/2NE/4.

SCHEDULE B
TO
MASTER AGREEMENT
Surface Lands

Owner	Property Control No.	Lands
Ark Land Company	BT-160	T43N, R71W, 6th PM

		Section 2:	E/2, LESS and EXCEPTING THEREFROM the railroad right of way (See Deed recorded in Book 370/Page 381, Campbell County, Wyoming):
		Section 14:	W/2, LESS and EXCEPTING THEREFROM the railroad right of way (See Deed recorded in Book 435/Page 434, Campbell County, Wyoming);
		Section 15:	E/2.

T44N, R71W, 6th PM

		Section 25:	SW/4.
		Section 35:	All, LESS and EXCEPTING THEREFROM the railroad right of way (See Deed recorded in Book 370/Page 381, Campbell County, Wyoming).

Ark Land Company	BT-187	T43N, R71W, 6th PM

		Section 11:	Lots 1, 2, 7, 8, 9, 10, 15 & 16 (fka E/2).

Ark Land Company	BT-143	T43N, R71W, 6th PM

		Section 1:	Lots 5, 6, 7, 8, 9, 10, 11, SE/4NE/4, Lots 14, 15, 16, 17 (fka N/2, SW/4), LESS and EXCEPTING THEREFROM the railroad right of way (See Deed recorded in Book 366/Page 299, Campbell County, Wyoming);
		Section 12:	Lots 3, 4, 5, 6 (fka NW/4), LESS and EXCEPTING THEREFROM the railroad right of way (See Deed recorded in Book 370/Page 396, Campbell County, Wyoming).

B-1

SCHEDULE C
TO
MASTER AGREEMENT
Prior Lease Agreements

Property
Agreement	Control No.	Date	Lessor	Lessee	Lands
Amended and Restated Lease and Sublease (Federal Leases)	BT-121	1/18/02	Ark Land Company	Thunder Basin Coal Company, L.L.C.	WYW-136458 T43N, R70W, 6th PM
					Section 4:	W/2 of Lots 8, 9, 16 and 17;
					Section 5:	Lots 5-20;
					Section 6:	Lots 8-23;
					Section 7:	Lots 5-7, N/2 of Lot 8, Lots 9-12, N/2 and SE/4 of Lot 13, NE/4 of Lot 19;
					Section 8:	Lots 1-16;
					Section 9:	W/2 of Lots 4, 5 and 12, Lots 13-14.

T43N, R71W, 6th PM

					Section 1:	Lots 5-15, N/2 of Lot 16, Lots 17-19, SE/4NE/4;
					Section 12:	Lots 1, NE/4 of Lot 2.

WYW-149516

T43N, R70W, 6th PM

That part of the east half of lots 8, 9, 16 and 17 of Section 4, which is west of a line running north-south along Wyoming State Plane (East Zone, NAD 1927) coordinate E470, 536.83,

C-1

Property
Agreement	Control No.	Date	Lessor	Lessee	Lands
with an area of 15.07 acres more or less, and;

WYW-148123

That part of the east half of lots 4, 5 & 12 of Section 9, which is west of a line running north-south along Wyoming State Plane (East Zone, NAD 1927) coordinate E470, 536.83, with an area of 14.14 acres more or less.

Sublease	BT-268	8/20/04, as amended	Ark Land Company	Thunder Basin Coal Company, L.L.C. and Triton Coal Company,	W-71692 T42N, R70W, 6th PM
				LLC	Section 2:	Lots 17, 18;
					Section 3:	Lots 17-20;
					Section 9:	Lots 9, 10, 15, 16;
					Section 10:	Lots 1-16;
					Section 11:	Lots 1-4, 8, 9,
SW/4 of Lot 10;
					Section 14:	Lots 1-8;
					Section 15:	Lots 1-8.

WYW-127221

T42N, R70W, 6th PM

					Section 4:	Lots 5-16, 19 and 20;
					Section 5:	Lots 5-16.

T43N, R70W, 6th PM

					Section 32:	Lots 9-16;
					Section 33:	Lots 11-14.

Reno

T42N, R70W, 6th PM

					Section 11:	W/2NE/4

C-2